UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 27, 2008 (August 26, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Citizens Against Casino Gambling  in Erie County v. Kempthorne (WDNY)

Consistent with information previously reported by the Seneca Gaming Corporation (SGC), on July 14, 2008, the plaintiffs in Citizens Against Casino Gambling in Erie County v. Kempthorne filed a motion to force the court to enforce its earlier July 8, 2008 judgment.  On July 22, 2008, the United States filed a motion responding to the plaintiffs’ motion to enforce and requested that the case be remanded to the National Indian Gaming Commission (NIGC) for further consideration based upon significant changes in the controlling law, as interpreted by the U.S. Department of Interior.

As a material development in the case, on August 26, 2008, the court issued its decision on the foregoing motions and granted the plaintiffs’ request that the Court enforce its July 8, 2008 decision and order to the extent that the NIGC and its Chairman are directed to carry out their enforcement duties under IGRA. The plaintiffs’ motion was denied to the extent that they requested an order that would divest the NIGC of its discretion to determine the type of enforcement action to take. The decision to appeal the court’s order rests with the U.S. Department of Justice.  At this time, SGC intends to continue its operations at the Seneca Buffalo Creek Casino.

Suspension of Construction Activity

As a separate matter, on August 27, 2008, SGC issued a press release announcing the suspension of construction activities on the Nation’s Allegany and Buffalo Creek Territories.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1 Seneca Gaming Corporation Press Release dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: August 27, 2008		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

*99.1	Press Release of Seneca Gaming Corporation dated August 27, 2008.

*              Filed herewith